Exhibit 10.1

FORGIVENESS OF DEBT AND

GENERAL RELEASE

The undersigned, Zev Turetsky, a resident of New York (“Releasor”), for and in consideration of the sum of $10.00 and other good and valuable consideration, received from or on behalf of Zev Ventures, Inc., a Nevada corporation, having its principal place of business at 500C Grand St., Apartment 3G, New York, NY 10002 (“Releasee”), and its successors and assigns, wherever the context so admits or requires, hereby releases, acquits, satisfies, and forever discharges the Releasee from the payment of any related party loan, which loan was not memorialized in writing, in the outstanding principal amount of $89,633.00, which amount did and does not accrue interest, and of and from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, notes, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or inequity, that said Releasor ever had, now has, or that any personal representative, successor, heir, or assign or Releasor hereafter can, shall, or may have, against Releasee, for, upon, or by reason of any matter, cause, or thing whatsoever, up to and including the date of this Release.

The undersigned Releasor hereby waives any claim or right to assert any claim whatsoever, known or unknown, which has been, through oversight or error, intentionally or unintentionally, omitted from this Release.

This Release shall be binding on all individual parties, their heirs, executors, administrators, and assigns, and all corporate parties, its predecessors, successors, subsidiaries, parents, and assigns.

The Releasor represents and warrants to the Releasee that he is the lawful owner of the un-memorialized related party loan and any legal claims that he may have been able to assert thereby, free and clear of all liens, encumbrances, restrictions and claims of every kind; and has full legal right, power and authority to enter into this Release.

This Release expressly includes all persons and legal entities that are or may be liable to the undersigned Releasor as joint debtors of the Releasee.

The undersigned Releasor intends that this Release shall apply to the respective predecessors, successors, and assigns of Releasee and to all of its past, present, and future officers, directors, agents, and employees, and to his own respective heirs and legal representatives.

Dated this 27th day of June, 2018.

Releasor:

/s/Zev Turetsky
Zev Turetsky